UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +1 (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc. (the “Company”)

June 11, 2012

Item 8.01 Other Events.

After receiving several inquiries with respect to a potential transaction, the Company’s Board, as previously announced, formed a Strategic Transaction Committee to, among other things, review these inquiries and make certain recommendations to the full Board. During the first quarter of 2012, the Strategic Transaction Committee engaged Deutsche Bank Securities Inc. as financial advisor to, among other things, assist the Company in the process of exploring strategic alternatives, including a potential sale, consolidation or merger as the Strategic Transaction Committee may consider alternatives to maximize stockholder value. The process has been ongoing and the Strategic Transaction Committee and the full Board are committed to moving it forward as quickly as possible. To date, Deutsche Bank and representatives of the Company have met with and are currently meeting with a number of entities which have expressed interest in a potential transaction with the Company. While neither the Board nor the Strategic Transaction Committee has made a decision to pursue any kind of transaction, and while there can be no assurance that a transaction will occur, the Company anticipates being in a position to announce its progress in the near future.

The Company previously announced that it commenced a process to reconfigure its Board of Directors to include additional independent directors to add diverse expertise to better enable the Company to achieve its objectives. To that end, the Company engaged CT Partners, a leading global executive search firm, to assist it in this search. CT Partners will be working jointly with the Nominating Committee of the Board.

On June 8, 2012, JEC II Associates, LLC, JEC Capital Partners, LLC and K. Peter Heiland and Costa Brava Partnership III L.P. jointly proposed four candidates for addition to the Company board of directors. Representatives of the Company met with representatives of JEC Partners and Costa Brava on June 11, 2012. The Company indicated a willingness to consider their proposed candidates, along with other potential candidates, but was unable to reach agreement on either the number of potential candidates to be appointed or the timing of such appointments, as JEC Partners and Costa Brava insisted that all four of their proposed directors be appointed to the board. The Board has engaged in discussions with a number candidates, and together with CT Partners will continue to assess other candidates, including those proposed by Costa Brava and JEC Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: June 13, 2012	By:	/s/ Barak Bar-Cohen
Barak Bar-Cohen
Chief Executive Officer